Exhibit 99.1

VERISIGN, INC. AND SUBSIDIARIES

PRO FORMA FINANCIAL STATEMENT INFORMATION

(Unaudited)

On August 24, 2009, VeriSign, Inc. (the “Company”) and certain of its foreign subsidiaries entered into an acquisition agreement (the “Agreement”) with Syniverse Holdings, Inc., a Delaware corporation (the “Purchaser”) for the sale of the Company’s Inter-Carrier Gateway, Premium Messaging Gateway, PictureMail/Integrated Multimedia Message Service (“MMS”) and Mobile Enterprise Solutions businesses (collectively, the “MMM Business,” and referred to in previous Current Report on Form 8-K filings as the VM3 Business) for a purchase price of $175.0 million, subject to fluctuations in working capital. On October 23, 2009 (the “Closing Date”), the Company completed the sale of the MMM Business to the Purchaser pursuant to the Agreement for cash proceeds of $174.5 million, after preliminary adjustments to reflect the parties’ current estimate of working capital associated with the MMM Business as of the Closing Date. The transaction will be subject to a final adjustment to reflect the actual working capital balance as of the Closing Date.

The unaudited Pro Forma Condensed Consolidated Balance Sheet Information as of December 31, 2008, set forth below has been presented after giving effect to the MMM Business divestiture transaction as if it had occurred on December 31, 2008. The Company has not presented the unaudited Pro Forma Condensed Consolidated Statement of Operations information as the MMM Business was reported as discontinued operations in the Company’s fiscal 2008 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2009.

The Company’s consolidated balances for the year ended December 31, 2008, were derived from the audited consolidated financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K, adjusted for retroactive adoption of FASB Staff Position (“FSP”) No. Accounting Principles Board (“APB”) 14-1 (“FSP APB 14-1”), “Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement),” codified into FASB ASC Subtopic 470-20, Debt with Conversion and Other Options and Statement of Financial Accounting Standard (“SFAS”) No. 160 (“SFAS 160”), “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51,” codified into FASB Accounting Standards Codification (“ASC”) 810, Consolidation, which were adopted effective January 1, 2009.

The unaudited pro forma financial statement information has been provided for informational purposes and should not be considered indicative of the financial condition or results of operations that would have been achieved had the divestiture occurred as of the periods presented. In addition, the unaudited pro forma financial statement information does not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma financial statement information, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009.

VERISIGN, INC. AND SUBSIDIARIES

PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except share and per share data)

(Unaudited)

	December 31, 2008
	As Reported (1)	MMM Business (2)		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$789,068	$174,503	(3)	$963,571
Accounts receivable, net of allowance for doubtful accounts of $1,208 at December 31, 2008	83,749	—		83,749
Prepaid expenses and other current assets	268,178	(510	)(4)	267,668
Assets held for sale	483,840	(113,999	)(5)	369,841

Total current assets	1,624,835	59,994		1,684,829

Property and equipment, net	385,498	—		385,498
Goodwill	283,109	—		283,109
Other intangible assets, net	35,312	—		35,312
Other assets	38,118	(137	)(6)	37,981

Total long-term assets	742,037	(137)		741,900

Total assets	$2,366,872	$59,857		$2,426,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$263,535	$(7,444	)(7)	$256,091
Accrued restructuring costs	28,920	—		28,920
Deferred revenues	629,800	—		629,800
Other current liabilities	5,463	—		5,463
Liabilities related to assets held for sale	49,160	(4,400	)(8)	44,760

Total current liabilities	976,878	(11,844)		965,034

Long-term deferred revenues	215,281	—		215,281
Long-term accrued restructuring costs	3,037	—		3,037
Convertible debentures, including contingent interest derivative	568,712	—		568,712
Other long-term liabilities	84,543	—		84,543

Total long-term liabilities	871,573	—		871,573

Total liabilities	1,848,451	(11,844)		1,836,607

Commitments and contingencies
Stockholders’ equity:
Preferred stock—par value $.001 per share
Authorized shares: 5,000,000
Issued and outstanding shares: none	—	—		—
Common stock—par value $.001 per share
Authorized shares: 1,000,000,000
Issued and outstanding shares: 191,547,795 excluding 112,717,587 held in treasury, at December 31, 2008	304	—		304
Additional paid-in capital	21,891,891	—		21,891,891
Accumulated deficit	(21,439,988)	71,701		(21,368,287)
Accumulated other comprehensive income	17,006	—		17,006

Total stockholders’ equity	469,213	71,701		540,914
Noncontrolling interest in subsidiary	49,208	—		49,208

Total liabilities and stockholders’ equity	$2,366,872	$59,857		$2,426,729

(1)

As reported balances were derived from the audited consolidated financial statements of the Company included in its fiscal 2008 Annual Report on Form 10-K, adjusted for retroactive adoption of FASB Staff Position (“FSP”) No. Accounting Principles Board (“APB”) 14-1 (“FSP APB 14-1”), “Accounting for Convertible Debt Instruments That May be Settled in Cash

upon Conversion (Including Partial Cash Settlement),” codified into FASB ASC Subtopic 470-20, Debt with Conversion and Other Options and Statement of Financial Accounting Standard (“SFAS”) No. 160 (“SFAS 160”), “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51,” codified into FASB Accounting Standards Codification (“ASC”) 810, Consolidation, which were adopted effective January 1, 2009. See following table presented for the effects of the retroactive adjustments to the Company’s Condensed Consolidated Balance Sheet as of December 31, 2008, upon the adoption described above.

(2)	Represents balances pertaining to the MMM Business as of December 31, 2008, which would have been assumed by the Purchaser if the MMM Business was sold on December 31, 2008.
(3)	Represents cash proceeds received, less estimated transaction costs incurred in connection with the divestiture.
(4)	Represents balances pertaining to prepaid expenses and non-trade receivables that were not classified as assets held for sale as of December 31, 2008. These assets were assumed by the Purchaser as part of the Agreement.
(5)	Represents balances pertaining to accounts receivable, other current assets, long-lived assets and goodwill that were classified as assets held for sale as of December 31, 2008. These assets were assumed by the Purchaser as part of the Agreement.
(6)	Represents balances pertaining to long-term prepaid expenses and rent deposits that were not classified as assets held for sale as of December 31, 2008. These assets were assumed by the Purchaser as part of the Agreement.
(7)	Represents balances pertaining to accounts payable and accrued liabilities that were not classified as held for sale as of December 31, 2008. These liabilities were assumed by the Purchaser as part of the Agreement.
(8)	Represents balances pertaining to deferred revenues that were classified as held for sale as of December 31, 2008. These liabilities were assumed by the Purchaser as part of the Agreement.

The following table presents the effects of the retroactive adjustments to the Company’s Condensed Consolidated Balance Sheet as of December 31, 2008, upon the adoption of FSP APB 14-1 codified into FASB ASC Subtopic 470-20 and SFAS 160, codified into ASC 810.

	As Reported (1)	Adjustments		As Adjusted
	(in thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$789,068	$—		$789,068
Accounts receivable, net of allowance for doubtful accounts of $1,208 at December 31, 2008	83,749	—		83,749
Prepaid expenses and other current assets	268,178	—		268,178
Assets held for sale	483,840	—		483,840

Total current assets	1,624,835	—		1,624,835

Property and equipment, net	382,241	3,257	(2)	385,498
Goodwill	283,109	—		283,109
Other intangible assets, net	35,312	—		35,312
Other assets	247,735	(209,617	)(3)	38,118

Total long-term assets	948,397	(206,360)		742,037

Total assets	$2,573,232	$(206,360)		$2,366,872

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$263,535	$—		$263,535
Accrued restructuring costs	28,920	—		28,920
Deferred revenues	629,800	—		629,800
Other current liabilities	5,463	—		5,463
Liabilities related to assets held for sale	49,160	—		49,160

Total current liabilities	976,878	—		976,878

Long-term deferred revenues	215,281	—		215,281
Long-term accrued restructuring costs	3,037	—		3,037
Convertible debentures	1,261,655	(692,943	)(4)	568,712
Other long-term liabilities	16,378	68,165	(5)	84,543

Total long-term liabilities	1,496,351	(624,778)		871,573

Total liabilities	2,473,229	(624,778)		1,848,451

Commitments and contingencies
Stockholders’ equity:
VeriSign stockholders’ equity:
Preferred stock—par value $.001 per share; Authorized shares: 5,000,000; Issued and outstanding shares: none	—	—		—
Common stock—par value $.001 per share; Authorized shares: 1,000,000,000; Issued and outstanding shares: 191,547,795 excluding 112,717,587 held in treasury, at December 31, 2008	304	—		304
Additional paid-in capital	21,472,895	418,996	(6)	21,891,891
Accumulated deficit	(21,439,410)	(578)		(21,439,988)
Accumulated other comprehensive income	17,006	—		17,006

Total VeriSign stockholders’ equity	50,795	418,418		469,213
Noncontrolling interest in subsidiary	49,208	—		49,208

Total stockholders’ equity	100,003	418,418		518,421

Total liabilities and stockholders’ equity	$2,573,232	$(206,360)		$2,366,872

(1)	As reported in the Company’s 2008 Form 10-K, except Noncontrolling interest in subsidiary which has been retroactively presented as a separate component of Stockholders’ equity.
(2)	Property and equipment, net, as of December 31, 2008, increased by $3.3 million due to the retroactive capitalization of interest costs using the Company’s non-convertible debt borrowing rate of 8.39% as of the date of issuance. Prior to the adoption of FSP APB 14-1 codified into FASB ASC Subtopic 470-20, the Company was capitalizing its interest costs at the stated interest rate on the Convertible Debentures of 3.25%.

(3)	Other assets as of December 31, 2008, decreased by $209.6 million due to a decrease to long-term deferred tax assets and a retroactive adjustment of debt issuance costs upon the adoption of FSP APB 14-1, codified into ASC Subtopic 470-20. Long-term deferred tax assets as of December 31, 2008, decreased by $195.7 million, and the Company reclassified $14.5 million of debt issuance costs from Other assets to Additional paid-in capital. The reclassification resulted in a cumulative decrease in amortization of debt issuance costs of $0.6 million as of December 31, 2008.
(4)	Convertible debentures, including contingent interest derivative, as of December 31, 2008, decreased by $692.9 million due to the reclassification of the $700.7 million equity component of the convertible debt to Stockholders’ equity offset by $7.8 million accretion of interest.
(5)	Long-term deferred tax liabilities as of December 31, 2008, increased by $68.2 million upon adoption of FSP APB 14-1, codified into ASC Subtopic 470-20.
(6)	Additional paid-in capital as of December 31, 2008 increased $419.0 million. The Company determined that the equity component of the Convertible Debentures was $700.7 million. This amount was reclassified from Convertible debentures, including contingent interest derivative, to Additional paid-in capital. The Company reclassified the equity component related debt issuance costs of $14.5 million from Other assets to Additional paid-in capital. The Company recorded long-term deferred tax liabilities of $267.2 million with a corresponding impact to Additional paid-in capital.